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                                                                    EXHIBIT 99.4
                               WORLD ACCESS, INC.

                    OFFER FOR ANY AND ALL OF THE OUTSTANDING
                     10 1/2% SERIES B SENIOR NOTES DUE 2008
                                       OF
                         FACILICOM INTERNATIONAL, INC.

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     Enclosed for your consideration is a prospectus and consent solicitation, dated November 5, 1999 (the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the consent solicitation and offer (the "Exchange Offer") by World Access, Inc. ("WAXS") to exchange for up to $300,000,000 aggregate principal amount of FaciliCom International, Inc. ("FaciliCom") 10 1/2% Series B Senior Notes due 2008 (the "FaciliCom Notes") the following consideration (the "Exchange Consideration"): (ii) an equal aggregate principal amount of its 13.25% Senior Notes due 2008 (the "Exchange Notes"),
(ii) shares of WAXS common stock, par value $0.01 per share, having a market value of $50 for each $1,000 principal amount of FaciliCom Notes tendered and accepted for exchange (the "Exchange Shares") and (iii) a payment of $10 in cash for each $1,000 principal amount of FaciliCom Notes tendered and accepted for exchange (the "Cash Payment"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

     In connection with the Exchange Offer, WAXS is soliciting consents to certain amendments to the indenture under which the FaciliCom Notes were issued (the "Proposed Amendments"). A holder of FaciliCom Notes who tenders such FaciliCom Notes in the Exchange Offer will also be consenting to the Proposed Amendments.

     We are asking you to contact your clients for whom you hold FaciliCom Notes registered in your name or in the name of your nominee. WAXS will pay all transfer taxes, if any, applicable to the tender of FaciliCom Notes, except as otherwise provided in the Prospectus and the Letter of Transmittal. Enclosed is a copy of each of the following documents for forwarding to your clients:

     1. The Prospectus.

     2. A Blue Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in connection with the tender of FaciliCom Notes by record holders and for the information of your clients.

     3. A Yellow form of letter addressed "To Our Clients" that may be sent to your clients for whose accounts you hold FaciliCom Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer.

     4. A Pink Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for FaciliCom Notes are not lost but not immediately available, or if the procedure for book-entry transfer cannot be completed on or prior to the Expiration Date.

     5. A return envelope addressed to First Union National Bank, as Exchange Agent (the "Exchange Agent").

     Your prompt action is requested. The Exchange Offer will expire at 12:00 p.m., New York City time, on December 7, 1999, unless extended by WAXS (the "Expiration Date"). FaciliCom Notes tendered pursuant to the Exchange Offer may be validly withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

     DTC Participants will be able to execute tenders through the DTC Automated Tender Offer Program.

     Please refer to the section of the Prospectus entitled "The Exchange Offer -- Procedures for Tendering" for a description of the procedures which must be followed to tender FaciliCom Notes in the Exchange Offer.

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     Any questions or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

                                                               Very truly yours,

                                                               WORLD ACCESS,
INC.

                                                      /s/ John D. Phillips
                                                               John D. Phillips
                                                               Chairman,
President
                                                               and Chief
Executive Officer

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF WAXS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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